Exhibit 3.5

FORM OF AMENDED AND RESTATED
BYLAWS
OF
PBT LAND AND MINERALS, INC.

Article I

OFFICES

Section 1.1. Registered Office. The registered office of PBT Land and Minerals, Inc., a for-profit corporation organized and existing under the laws of the State of Texas (the “Corporation”) shall be as set forth in the Amended and Restated Certificate of Formation of the Corporation, as the same may be amended or restated from time to time (the “Certificate of Formation”).

Section 1.2. Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Corporation’s Board of Directors (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

CORPORATE SEAL

Section 2.1. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Texas.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article III

SHAREHOLDERS’ MEETINGS

Section 3.1. Place of Meetings. Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Texas, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely or partially by means of remote communication as provided under the Texas Business Organizations Code (as amended, or any applicable successor act thereto, as the same may be amended from time to time, the “TBOC”).

Section 3.2. Annual Meetings.

(a) The annual meeting of the shareholders of the Corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled annual meeting of shareholders at any time, before or after the notice of such meeting has been sent to shareholders.

(i) Nominations of persons for election to the Board of Directors and proposals of other business to be considered by the shareholders at an annual meeting of shareholders may be made only: (A) pursuant to the Corporation’s notice of meeting of shareholders (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof); (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving the shareholder’s notice provided for in Section 3.2(b) of these Amended and Restated Bylaws (these “Bylaws”), on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the annual meeting, who (1) is entitled to vote on such nomination or the proposal of business, as applicable, at such annual meeting, and (2) complied with the notice procedures set forth in this Section 3.2; or (D) pursuant to the then-applicable terms of the Shareholders’ Agreement dated on or about the adoption date of these Bylaws by and among the Corporation, SoftVest, L.P., Blackbeard Security Holdings, LLC, and the other shareholders party thereto (the “Shareholders’ Agreement”) a copy of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). For the avoidance of doubt, clauses (C) and (D) above shall be the exclusive means for a shareholder to make nominations or propose other business before an annual meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business shall be conducted as is a proper matter for shareholder action under Texas law, the Certificate of Formation and these Bylaws, and as shall have been properly brought before the meeting.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 3.2(a)(i) of these Bylaws, the shareholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 3.2(b)(iii) of these Bylaws and must update and supplement such written notice on a timely basis as set forth in Section 3.2(c) of these Bylaws. Such shareholder’s notice shall set forth or include: (A) as to each nominee such shareholder proposes to nominate at the meeting for election or re-election to the Board of Directors: (1) the name, age, citizenship, business address and residence address of such nominee; (2) the principal occupation and employment of such nominee; (3) the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a completed and signed questionnaire, representation and agreement required by Section 3.2(d) of these Bylaws; (6) a statement whether such nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines; and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in a contested election (even if a contested election is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 3.2(b)(iv) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(ii) For a proposal of business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 3.2(a)(i) of these Bylaws, the shareholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 3.2(b)(iii) of these Bylaws, and must update and supplement such written notice on a timely basis as set forth in Section 3.2(c) of these Bylaws. Such shareholder’s notice shall set forth: (A) as to each matter such shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business desired to be brought (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any substantial interest within the meaning of Item 5 of Schedule 14A under the 1934 Act), including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate, in such business of any Proponent; and (B) the information required by Section 3.2(b)(iv) of these Bylaws.

(iii) To be timely, the written notice required by Section 3.2(b)(i) or 3.2(b)(ii) of these Bylaws must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 3.2(b)(iii), in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, postponement or rescheduling (or the public announcement thereof) of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(iv) The written notice required by Section 3.2(b)(i) or 3.2(b)(ii) of these Bylaws shall also set forth, as of the date of the notice and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Corporation’s books; (B) the class, series and number of shares of the Corporation that are owned of record and beneficially by each Proponent, and a representation that the Proponents will deliver notice to the Secretary at the principal executive offices of the Corporation in writing within five business days after the record date for such meeting of the class, series and number of shares of the Corporation owned of record by the Proponents as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) any direct or indirect legal, economic or financial interest (including any Short Interest) of each Proponent in the outcome of any vote to be taken at any annual or special meeting of shareholders of the Corporation (the information required by this subclause (D) shall be referred to as the “Specified Information”); provided, however, that the Specified Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Specified Information hereunder solely as a result of being the shareholder directed to prepare and submit the notice required by this Section 3.2(b)(iv) on behalf of a beneficial owner; (E) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and the shareholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 3.2(b)(i) of these Bylaws) or to propose the business that is specified in the notice (with respect to a notice under Section 3.2(b)(ii) of these Bylaws) and will continue to be a shareholder of record of the Corporation entitled to vote at such meeting on the nominations or other business proposed through the date of such meeting; (F) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 3.2(b)(i) of these Bylaws) or to carry such proposal (with respect to a notice under Section 3.2(b)(ii) of these Bylaws); (G) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; (H) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (I) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the 1934 Act and the rules and regulations promulgated thereunder by each Proponent; and (J) with respect to a director nomination, a statement confirming whether such shareholder intends to solicit proxies or votes in support of such director nominee in accordance with Rule 14a-19 under the 1934 Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee.

(c) A shareholder providing written notice required by Section 3.2(b)(i) or (ii) of these Bylaws shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 3.2(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 3.2(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d) To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (C) of Section 3.2(a)(i) of these Bylaws, such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2(b)(iii) or 3.2(d) of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein; (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable rules of any securities exchange upon which the Corporation’s securities are listed, the Certificate of Formation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation generally applicable to directors (which other guidelines and policies will be provided by the Secretary upon written request), and all applicable fiduciary duties under state law; (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (v) intends to serve a full term as a director of the Corporation, if elected; and (vi) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(e) Notwithstanding the foregoing provisions of this Section 3.2, unless otherwise required by applicable law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 under the 1934 Act in connection with the solicitation of such proxies. If (i) any shareholder provides notice pursuant to Rule 14a-19(b) under the 1934 Act, and (ii) such shareholder (A) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the 1934 Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act, (as determined by the Board of Directors or an officer designated thereby), or (C) fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the penultimate sentence of this Article III, Section 3.2(e), then the Corporation shall disregard any proxies or votes solicited for the nominees proposed by such shareholder. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the 1934 Act have been satisfied. Any notice or other information required to be delivered to the Corporation pursuant to this Article III, Section 3.2(e) must be given in writing by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested to, and received by, the Secretary at the Corporation’s principal executive offices.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated in accordance with clause (B), (C) or (D) of Section 3.2(a)(i) of these Bylaws. Except as otherwise required by applicable law, each of the Board of Directors, or at any meeting of shareholders, the chairman of the meeting (subject to the supervision, discretion and control of the Board of Directors), shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 3.2(b)(iv)(D) and 3.2(b)(iv)(E) of these Bylaws, to declare that such proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Unless otherwise required by applicable law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present a nomination or proposed business, the Corporation may disregard such nomination and need not present such proposed business at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If a shareholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any annual meeting of shareholders of the Corporation and intends to authorize a qualified representative to act for such shareholder as a proxy to present the nomination or proposal at such meeting, the shareholder shall deliver notice of such authorization in writing to the Secretary at the principal executive offices of the Corporation not less than three business days before the date of such meeting, including the name and contact information for such person.

(g) In addition to the foregoing provisions of this Section 3.2, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, a shareholder must also comply with all applicable requirements of the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 3.2(a) of these Bylaws.

(h) Nothing in Section 3.2 of these Bylaws shall be deemed to: (A) affect any rights of the holders of any series of preferred stock to nominate and elect directors pursuant to any applicable provisions of the Certificate of Formation; or (B) limit the exercise, method, or timing of the exercise of the rights of parties to nominate directors pursuant to the Shareholders’ Agreement, so long as the Shareholders’ Agreement remains in effect, which rights may be exercised without compliance with the provisions of Section 3.2 of this Article III.

(i) For purposes of Sections 3.2 and 3.3 of these Bylaws:

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;

(ii) “close of business” shall mean 5:00 p.m. local time at the principal executive office of the Corporation on any calendar day, whether or not the day is a business day;

(iii) “Derivative Transaction” shall mean any agreement, arrangement, interest or understanding (written or oral) entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation; (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation; (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member;

(iv) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act;

(v) to be a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager, trustee or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission, delivered by such shareholder to the Secretary at the principal executive offices of the Corporation, to act for such shareholder as proxy at the meeting of shareholders of the Corporation and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at, or prior to by written notice to the Secretary at the principal executive offices of the Corporation, the meeting of shareholders of the Corporation. The Secretary, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “qualified representative” for purposes hereof; and

(vi) “Short Interest” shall mean any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Proponent or any of its affiliates or associates, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proponent or any of its affiliates or associates with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation.

Section 3.3. Special Meetings.

(a) Special meetings of the shareholders of the Corporation may be called, for any purpose as is a proper matter for shareholder action under Texas law pursuant to the Certificate of Formation. In order for the Secretary to call a special meeting pursuant to the request of shareholders, the request for a special meeting must be delivered to the Secretary at the principal executive office of the Corporation, must be accompanied by the same information set forth in Section 3.2 of these Bylaws that is applicable to a shareholder proposal or nomination at an annual meeting of shareholders and must otherwise comply with the TBOC, the Certificate of Formation, and the other provisions of these Bylaws, as determined by the Board of Directors.

(b) The Board of Directors shall determine the time and place, if any, of such special meeting, and the Board of Directors may determine that any such meeting may be held solely or partially by means of remote communication as provided under the TBOC. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the shareholders entitled to vote, in accordance with the provisions of Section 3.4 of these Bylaws. Only such business will be conducted at a special meeting as has been brought before the special meeting pursuant to the notice of such meeting. The Board of Directors may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled special meeting of shareholders at any time, before or after the notice of such meeting has been sent to the shareholders.

(c) Nominations of persons for election to the Board of Directors to be considered by the shareholders at a special meeting of shareholders at which directors are to be elected may be made only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving notice provided for in this paragraph, on the record date for the determination of shareholders entitled to vote at such special meeting and on the date of such special meeting, who shall be entitled to vote on such nomination at the meeting and who delivers written notice to the Secretary at the principal executive offices of the Corporation setting forth the information required by Section 3.2(b)(i) of these Bylaws, or (iii) pursuant to the then-applicable terms of the Shareholders’ Agreement. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 3.2(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The shareholder shall also update and supplement such information as required under Section 3.2(c) of these Bylaws. The number of nominees a shareholder may nominate for election at the special meeting shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, postponement or rescheduling (or the public announcement thereof) of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) Except as otherwise required by applicable law, each of the Board of Directors, or at any meeting of shareholders, the chairman of the meeting (subject to the supervision, discretion and control of the Board of Directors), shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 3.2(b)(iv)(D) and 3.2(b)(iv)(E) of these Bylaws, to declare that such nomination or business shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Unless otherwise required by applicable law, if none of the shareholders who submitted the special meeting request (or their qualified representatives) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter may have been received by the Corporation. If a shareholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any special meeting of shareholders of the Corporation and intends to authorize a qualified representative to act for such shareholder as a proxy to present the nomination or proposal at such meeting, the shareholder shall deliver notice of such authorization in writing to the Secretary at the principal executive offices of the Corporation not less than three business days before the date of such meeting, including the name and contact information for such person. In addition to the foregoing provisions of this Section 3.3, a shareholder must comply with all applicable requirements of the 1934 Act with respect to matters set forth in this Section 3.3, including, without limitation, if applicable, the requirements of Rule 14a-19 under the 1934 Act. Any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant to Section 3.3(c) of these Bylaws.

Section 3.4. Notice of Meetings. Except as otherwise provided by applicable law, notice, given in writing or by electronic transmission consented to by the shareholder, of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. Such notice shall specify the place, if any, date and hour of the meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice at the meeting, in the case of special meetings, the purpose or purposes of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at any such meeting, and, in the case of a meeting held by remote communication, information on how to access the list of shareholders entitled to vote at the meeting. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If sent via electronic transmission, notice is deemed given as of the sending time recorded at the time of transmission to an email address provided by the shareholder or at which the shareholder has consented to receive notice. Notice of the time, place, if any, and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his or her participation in or attendance thereat in person, by remote communication, if applicable, or by proxy, except when the shareholder participates in or attends a meeting solely to object, and does so object, at the beginning of the meeting, to the transaction of business at the meeting on the ground that the meeting was not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 3.5. Quorum. At all meetings of shareholders, except where otherwise provided by applicable law or by the Certificate of Formation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock represented thereat, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Where a separate vote by a class or classes or series is required, except where otherwise provided by applicable law or by the Certificate of Formation, applicable stock exchange rules or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 3.6. Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders, whether annual or special, may be adjourned from time to time by the chairman of the meeting, whether or not there is a quorum. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or provided in any other manner permitted by the TBOC. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment, the Board of Directors shall fix a new record date for determining shareholders entitled to vote at the adjourned meeting, the Corporation shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for determining shareholders entitled to vote at such adjourned meeting.

Section 3.7. Voting Rights.

(a) For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 3.4 of these Bylaws, shall be entitled to vote at any meeting of shareholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Texas law. An agent so appointed need not be a shareholder. No proxy shall be voted after eleven months from its date of execution unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which white proxy card color shall be reserved for the exclusive use by the Board of Directors.

(b) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 7.4 of these Bylaws, subject to Sections 6.251 and 6.252 (relating to voting trusts and agreements) of the TBOC, and Title 1, Chapter 6, Subchapter D (relating to voting of ownership interests) of the TBOC.

(c) Except as may be otherwise required by applicable law, the Certificate of Formation or these Bylaws, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder.

(d) The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the matter is one upon which, by a provision of applicable law, the Certificate of Formation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. Subject to the rights of holders of any series of preferred stock to elect directors, directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws.

Section 3.8. Action Without Meeting. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by a certain threshold, any action required or permitted by the TBOC to be taken by the shareholders of the Corporation by written consent, and not at a duly called annual or special meeting of shareholders of the Corporation, may only be taken if such written consent is signed by holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes.

Section 3.9. Organization.

(a) At every meeting of shareholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is absent or refuses to act, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed, is absent or refuses to act, the President, or, if the President has not been appointed, is absent or refuses to act, if applicable, the Lead Independent Director (as defined below), or, if the Lead Independent Director has not been appointed, is absent or refuses to act, a chairman of the meeting designated by the Board of Directors, or, if the Board of Directors does not designate such a chairman, a chairman of the meeting chosen by a majority of the voting power of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary of the Corporation directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants or the number of questions or comments by an individual participant, restrictions on the use of cellphones, audio or video recording devices or other electronic devices at the meeting, and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 3.10. List of Shareholders. The Secretary shall prepare, or cause the officer or agent who has charge of the share transfer records of the Corporation to prepare, not later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares of each class registered in the name of each shareholder and such other information as required by the TBOC. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the Corporation for at least 10 days prior to the date of the applicable meeting, and shall be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours, at the Corporation’s principal place of business. Instead of being kept on file, the list may be kept on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

Section 3.11. Notice by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the TBOC, the Certificate of Formation or these Bylaws, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Secretary at the principal executive offices of the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

(b) However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by electronic mail, when transmitted to an electronic mail address at which the shareholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when communicated to the shareholder.

(c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article IV

DIRECTORS

Section 4.1. Number and Term of Office. The authorized number of directors of the Corporation shall be fixed in accordance with the Certificate of Formation and the then-applicable terms of the Shareholders’ Agreement. Directors need not be shareholders unless so required by the Certificate of Formation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these Bylaws.

Section 4.2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law or by the Certificate of Formation.

Section 4.3. Term of Office. Each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.4. Vacancies. Unless otherwise provided in the Certificate of Formation, and subject to the rights of the holders of any series of preferred stock and the then-applicable terms of the Shareholders’ Agreement, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors may be filled in any manner permitted by the TBOC, including by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Formation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified, or such director’s earlier death, resignation, retirement, disqualification or removal. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 4.5. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the resignation shall be deemed effective at the time of receipt by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 4.6. Removal. Subject to the rights of the holders of any series of preferred stock, any limitation imposed by applicable law, and the then-applicable terms of the Shareholders’ Agreement, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

Section 4.7. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Formation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Texas which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means consented to by the director. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Formation, special meetings of the Board of Directors may be held at any time and place within or without the State of Texas whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the authorized number of directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means consented to by the director, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of business at the meeting because the meeting has not been lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.8. Quorum and Voting.

(a) Unless the Certificate of Formation requires a greater number, and except with respect to questions related to indemnification arising under Section 11.1 of these Bylaws for which a quorum shall be one-third of the authorized number of directors fixed from time to time by the Board of Directors, a quorum of the Board of Directors shall consist of a majority of the authorized number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Formation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by applicable law, the Certificate of Formation or these Bylaws.

Section 4.9. Action Without Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.10. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 4.11. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of directors) expressly required by the TBOC to be submitted to shareholders for approval, (ii) adopting, amending or repealing any Bylaw of the Corporation, or (iii) such other powers or authority expressly forbidden such committee by applicable law (including Section 21.416(c) of the TBOC or any successor statute).

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by applicable law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws or expressly forbidden such committee by applicable law (including Section 21.416(c) of the TBOC or any successor statute).

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) or (b) of this Section 4.11, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death, resignation, retirement, or disqualification from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, retirement, disqualification, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of business at the meeting because the meeting has not been lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Unless the Board of Directors shall otherwise provide, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article IV of these Bylaws.

Section 4.12. Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 4.13. Lead Independent Director. The Chairman of the Board of Directors, or if the Chairman is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director (“Lead Independent Director”). If so designated, the Lead Independent Director will exercise such powers and duties as may be assigned to him or her by the Board of Directors.

Section 4.14. Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is absent or refuses to act, the Lead Independent Director, or if the Lead Independent Director has not been appointed, is absent or refuses to act, the Chief Executive Officer (if a director), or, if a Chief Executive Officer has not been appointed, is absent or refuses to act, the President (if a director), or if the President has not been appointed, is absent or refuses to act, the most senior Vice President (if a director), or, in the absence of any such person or their refusal to act, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer or director directed to do so by the Chairman, shall act as secretary of the meeting.

Article V

OFFICERS

Section 5.1. Officers Designated. The officers of the Corporation shall include, a President, a Secretary and such other officers (including, without limitation, a Chief Executive Officer, Chief Financial Officer, a Treasurer, and one or more Vice Presidents) as the Board of Directors may from time to time deem appropriate. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by applicable law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors. The officers of the Corporation need not be shareholders of the Corporation.

Section 5.2. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until such officer’s earlier death, resignation, retirement, disqualification or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board of Directors otherwise provides. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

(b) Duties of Chief Executive Officer. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President. Unless another officer has been appointed Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(h) Duties of Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 5.3. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.4. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.5. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

Article VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 6.1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

Article VII

SHARES OF STOCK

Section 7.1. Form and Execution of Certificates. The shares of the Corporation shall be uncertificated, or shall be represented by certificates if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock of the Corporation, if any, shall be in such form as is consistent with the Certificate of Formation and applicable law. Every holder of stock represented by certificate in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors (if then an officer), the Chief Executive Officer, or the President or any Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 7.2. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 7.3. Transfers.

(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the TBOC.

Section 7.4. Fixing Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the provisions of Section 6.101 of the TBOC and this Section 7.4 at the adjourned meeting. For the avoidance of doubt, the Board of Directors shall set the record date for determining which shareholders of the Corporation are entitled to notice of, and to vote at, any meeting of shareholders, or to receive any dividend or distribution, or to exercise any rights in respect of any change, conversion, or exchange of shares, or for the purpose of any other lawful action.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

Article VIII

OTHER SECURITIES OF THE CORPORATION

Section 8.1. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1 of these Bylaws), may be signed by the Chairman of the Board of Directors (if then an officer), the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

Article IX

DIVIDENDS

Section 9.1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Formation and applicable law, if any, may be declared by the Board of Directors pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Formation and applicable law.

Section 9.2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article X

FISCAL YEAR

Section 10.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Article XI

INDEMNIFICATION

Section 11.1. Indemnification of Directors, Officers, Employees, Agents and Other Representatives.

(a) Directors and Officers. To the fullest extent and in any manner permitted by the TBOC, any other applicable law and the Certificate of Formation, the Corporation shall indemnify any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any proceeding by reason of the fact that such person is or was a director or officer of the Corporation, against expenses reasonably incurred by him or her in connection with such proceeding; provided, however, that the Corporation may, to the extent permitted by the TBOC, modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the TBOC or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees, Agents and Representatives. The Corporation shall have power to indemnify its employees, agents and other representatives (as defined by the TBOC) as set forth in the TBOC, any other applicable law and the Certificate of Formation. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except for officers) or other persons as the Board of Directors shall determine.

(c) Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the TBOC requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of (i) an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Section 11.1 or otherwise and (ii) a written affirmation by such indemnitee of the indemnitee’s good faith belief that such indemnitee has met the standard of conduct necessary for indemnification under the TBOC or any other applicable law.

Notwithstanding the foregoing, unless otherwise required by the TBOC or determined pursuant to paragraph (e) of this Section 11.1, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section 11.1 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Section 11.1 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. To the extent permitted by applicable law, in connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the TBOC or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the TBOC or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 11.1 or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Formation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, agents or other representatives (as defined by the TBOC) respecting indemnification and advances, to the fullest extent not prohibited by the TBOC, by any other applicable law or by the Certificate of Formation.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, or, if applicable, employee or other agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the TBOC or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 11.1.

(h) Amendments. Any repeal or modification of this Section 11.1 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the fullest extent not prohibited by any applicable portion of this Section 11.1 that shall not have been invalidated, or by any other applicable law. If this Section 11.1 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent not prohibited under any other applicable law.

(j) Written Report of Indemnification or Advancement to Directors. To the extent required by applicable law, the Corporation shall report in writing to the shareholders of any indemnification or advancement of expenses to or on behalf of a director. Such report shall be made not later than the first anniversary of the date of such indemnification or advancement, and it shall be made with or before (i) the notice or waiver of notice of the next meeting of the shareholders or (ii) the next submission to the shareholders of a consent to action without a meeting.

(k) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 11.1(k) with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 11.1.

Article XII

NOTICES

Section 12.1. Notices.

(a) Notice to Shareholders. Written notice to shareholders of shareholder meetings shall be given as provided in Section 3.4 and Section 3.10 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to shareholders under any agreement or contract with such shareholder, and except as otherwise required by applicable law, written notice to shareholders for purposes other than shareholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by electronic mail or other electronic means (if consented to by the shareholders in accordance with the TBOC).

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as otherwise provided in these Bylaws, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the shareholder or shareholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Shareholders Sharing an Address. Except as otherwise prohibited under the TBOC, any notice given under the provisions of the TBOC, the Certificate of Formation or the Bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such shareholder fails to object in writing to the Secretary at the principal executive offices of the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the shareholder by written notice to the Secretary at the principal executive offices of the Corporation.

(f) Notice to Corporation. Written notice from any shareholder to the Corporation (including, without limitation, pursuant to Section 3.2 and Section 3.3 of these Bylaws) shall, unless otherwise required by law, be by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to, and received by, the Secretary at the principal executive offices of the Corporation. Such notice shall be deemed to have been given when received by the Secretary. Written notice from any director to the Corporation shall be given by U.S. mail or other means of written communication (including electronic transmission), with postage prepaid, to, and received by, the Secretary at the principal executive offices of the Corporation. Such notice shall be deemed to have been given when received by the Secretary.

Article XIII

AMENDMENTS

Section 13.1. Amendments. Subject to the limitations set forth in Section 11.1(h) of these Bylaws or the provisions of the Certificate of Formation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The shareholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or by the Certificate of Formation, such action by shareholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article XIV

LOANS TO OFFICERS OR EMPLOYEES

Section 14.1. Loans to Officers or Employees. Except as otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Article XV

MISCELLANEOUS

Section 15.1. Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Formation, the TBOC, any other applicable law, or the Shareholders’ Agreement, to the extent permitted by applicable law, the provision (or part thereof) of these Bylaws shall be construed to be consistent with such other provision or provisions, and to the extent such provision may not be so construed, such provision shall be deemed amended to incorporate such other provision so as to eliminate any such inconsistency and as so amended shall be given full force and effect.